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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-25717, 333-04947 and 333-46357) and Form S-8 (File
No. 333-32579) of (i) our report dated January 20, 1998, except for Note 14 as to which the date is February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, 1995, and (ii) our report dated March 13, 1998 on our audits of the consolidated financial statements of DJONT Operations, L.L.C. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are included herein in this Annual Report on Form 10-K/A Amendment No. 2.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
June 16, 1998